UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AMERICAN CAPITAL AGENCY CORP.

(Exact name of registrant as specified in its charter)

Delaware	26-1701984
(State of incorporation or organization)	(I.R.S. Employer or Identification No.)

2 Bethesda Metro Center, 14th Floor, Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock	The NASDAQ Stock Market LLC

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-149167

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus, which constitutes a part of the Registrant’s Registration Statement on Form S-11 (File No. 333-149167) (the “Registration Statement”) relating to the securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is hereby incorporated by reference into this Form 8-A.

Item 2.	Exhibits.

1.        Form of Amended and Restated Certificate of Incorporation of American Capital Agency Corp. (incorporated herein by reference to Exhibit 3.1 to Pre-Effective Amendment No. 3 to the Registration Statement, filed April 28, 2008).

2.        Form of Amended and Restated Bylaws of American Capital Agency Corp. (incorporated herein by reference to Exhibit 3.2 to Pre-Effective Amendment No. 3 to the Registration Statement, filed April 28, 2008).

3.         Form of Registration Rights Agreement among American Capital Agency Corp., American Capital Strategies, Ltd. and American Capital Agency Management, LLC (incorporated herein by reference to Exhibit 10.1 to Pre-Effective Amendment No. 3 to the Registration Statement, filed April 28, 2008).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN CAPITAL AGENCY CORP. (Registrant)

Dated: May 9, 2008	By:	/s/ Samuel A. Flax
Name: Samuel A. Flax
Title: Executive Vice President and Secretary